Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-
OXLEY ACT OF 2003

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that this Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that TO OUR KNOWLEDGE ON THE DATE OF THIS CERTIFICATION, this Quarterly Report, etc.

This 12th day of November 2004.

/s/ Monty G. Watson
Chief Executive Officer/Principal Executive Officer

/s/ Kelly J. Johnson
Chief Financial Officer/Principal Financial and Accounting Officer